UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) September 28, 2004

Gladstone Capital Corporation

(Exact name of registrant as specified in its charter)

Maryland	814-00237	54-2040781
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1616 Anderson Road, Suite 208 McLean, Virginia		22102
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (703) 286-7000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On September 28, 2004, Canadian Imperial Back of Commerce (“CIBC”) and Concord Minutemen Capital Company, LLC (“Concord”), assigned their interests in the Credit Agreement dated May 19, 2003, as amended, by and among the Company’s wholly-owned subsidiary, Gladstone Business Loan LLC, CIBC, Concord, Public Square Funding, LLC, and KeyBank, National Association to Deutsche Bank AG and Tahoe Funding Corp., LLC.  In conjunction with this assignment, Gladstone Business Loan and the parties to the credit agreement entered into Amendment No. 4 to the Credit Agreement (the “Amendment”) on September 28, 2004.

The Amendment adds new, and modifies existing, definitions to the Credit Agreement.  The Amendment also outlines new settlement procedures as a result of the replacement of CIBC by Deutsche Bank AG.

A copy of Amendment No. 4 is filed herewith as Exhibit 10.1.

Item 8.01  Other Events.

On September 28, 2004, Gladstone Capital Corporation (the “Company”) issued a press release announcing the assignment of the credit facility described in Item 1.01 above.  A copy of the press release is filed herewith as Exhibit 99.1.

Item 9.01 Financial Statements and Exhibits

(c)          Exhibit 10.1 — Amendment No. 4 to Credit Agreement dated as of September 28, 2004.

Exhibit 99.1 — Gladstone Capital Corporation press release dated September 28, 2004.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Gladstone Capital Corporation (Registrant)
October 1, 2004	By:/s/ Harry Brill
(Harry Brill, Chief Financial Officer)